Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of Pacific Enterprises (the "Company") certifies that:

    the Quarterly Report on Form 10-Q of the Company filed with the Securities and Exchange Commission for the quarter ended June 30, 2006 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
    the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 3, 2006

/S/ Steven D. Davis
Steven D. Davis
Chief Financial Officer